                                                                       EXHIBIT 5




    [JAMES, DRIGGS, WALCH, SANTORO, KEARNEY, JOHNSON & THOMPSON LETTERHEAD]

                                  July 19, 2000


TITAN MOTORCYCLE CO. OF AMERICA
2222 West Peoria Avenue
Phoenix, Arizona 85029

        Re:    Issuance of Common Stock

Gentlemen:

        We have acted as special Nevada counsel to Titan Motorcycle Co. of America, a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of, and covering the resale of the 4,752,632 shares of Common Stock (the "Shares") issuable upon exercise of the Series C Convertible Preferred Stock, $.001 par value (the "Preferred Stock") and Common Stock Purchase Warrants (the "Investor Warrants") which were issued to Esquire Trade & Finance, Inc., Celeste Trust Reg., Advantage Fund II, Ltd., and Koch Investment Group Limited (the "Investors") pursuant to that certain Securities Purchase Agreement, dated as of June 20, 2000, by and between the holders and the Company (the "Agreement").

        In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including, without limitation, those relating to the number of the Company's Common Shares, without par value, which are authorized, issued or reserved for issuance upon conversion or exercise of preferred shares, warrants and options, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including, without limitation, a certificate issued by the Secretary of State of the State of Nevada dated July 18, 2000, attesting to the corporate existence of the Company in the State of Nevada, and verification with such Secretary of State with respect to the Company's continued valid existence as of the date hereof.

TITAN MOTORCYCLE CO. OF AMERICA
July 19, 2000
Page 2



        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that the Shares (i) will conform in all material respects to the description thereof set forth in the Registration Statement, (ii) were issued and delivered in accordance with the terms of the Agreement, and (iii) were issued pursuant to an exemption from the registration requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act.

        Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares to be issued upon the exercise of the Preferred Stock and Investor Warrants will be validly issued, fully paid, and nonassessable.

        The foregoing opinion is limited to the current internal laws of the State of Nevada (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

        This opinion is intended solely for the use by the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson contained in the Registration Statement.


                                        Very truly yours,

                                        JAMES, DRIGGS, WALCH, SANTORO,
                                        KEARNEY, JOHNSON & THOMPSON

                                        /s/ J. Douglas Driggs, Jr.
                                        --------------------------
                                            J. Douglas Driggs, Jr.